UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023 (November 30, 2023)

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, the Board of Directors of Cyclerion Therapeutics, Inc. (the “Company”) voted to increase the size of the Board of Directors to six (6) directors and also voted to elect each of Michael Higgins and Dina Katabi, Ph.D. to the Board of Directors, effective immediately.

The Board has determined that each of the new directors qualify as “independent” in accordance with the published listing requirements of NASDAQ. Mr. Higgins has been appointed as Chair of the Audit Committee and Dr. Katabi has been appointed as a member of the Nominating and Corporate Governance Committee.

Michael Higgins is a serial entrepreneur who has helped launch and build numerous companies during his 30+ year career. He served as Voyager Therapeutics’ Interim Chief Executive Officer from June 2021 to March 2022. In this role he was able to relaunch the company through the completion of three major business development deals, and the restructuring of the management team and research portfolio. Mr. Higgins was an entrepreneur-in-residence at Polaris Partners from 2015 to 2020 where he helped the founding team launch Camp4 Therapeutics. From 2003 through 2014 he served as Senior Vice President, Chief Operating Officer at Ironwood Pharmaceuticals Inc., evolving the company from its early days as a venture backed start-up to a fully integrated commercial organization. Mr. Higgins has been a long-time board member and board chair at other public and private companies. He is currently Chairman of the Board of Voyager Therapeutics (NASDQ:VYGR) and serves on the Board of Directors of PULMATRiX, Inc. (NASDAQPULM). He also previously served as Audit Committee Chair at Voyager and has extensive compensation committee and governance committee experience. He earned a B.S. from Cornell University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

Dina Katabi, Ph.D., is the Thuan and Nicole Pham Professor of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology (MIT), the director of the MIT’s Center for Wireless Networks and Mobile Computing, and a member of the National Academy of Engineering, the National Academy of Sciences, and the American Academy of Arts and Sciences. She is also a recipient of the MacArthur Genius Award. Her research focuses on digital health, machine learning, and wireless and mobile technologies. Several start-ups have been spun out of Dr. Katabi’s lab. She is the co-founder and president of Emerald Innovations, a health analytics company that specializes in digital health solutions for passive, contactless, in-home monitoring. She received her Ph.D. and M.S. in Computer Science from MIT and her B.S. from Damascus University.

Each of Mr. Higgins and Dr. Katabi will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, each of Mr. Higgins and Dr. Katabi will be paid a cash retainer of $12,000 in January 2024. In addition, each of Mr. Higgins and Dr. Katabi will each be granted non-employee director restricted stock grants of 20,000 shares of Common Stock, with 2,500 shares vesting immediately and the remaining shares vesting over 42 monthly installments, subject to continued service on the Board.

Each of Mr. Higgins and Dr. Katabi will also enter into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

ITEM 7.01	REGULATION FD DISCLOSURE

On November 30, 2023, the Company issued a press release entitled “ Cyclerion Strengthens Board of Directors with Experienced Company Builder and Cutting-edge Innovator.” The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The press release was also simultaneously filed on the Company’s website. The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release dated November 30, 2023, titled Cyclerion Strengthens Board of Directors with Experienced Company Builder and Cutting Edge Innovator

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: December 1, 2023	By:	/s/ Peter M. Hecht, Ph.D.
		Name:	Peter M. Hecht, Ph.D.
		Title:	Chief Executive Officer (Principal Executive Officer)

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